                                                                    EXHIBIT 4.02

                        STATE AUTO FINANCIAL CORPORATION

                                 (Face of Note)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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                        STATE AUTO FINANCIAL CORPORATION

                    6 1/4% Senior Note Due November 15, 2013

                                                           CUSIP _______________

No.                                                             $_______________

         State Auto Financial Corporation, an Ohio corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on November 15, 2013. All capitalized terms used herein but not defined herein shall have the meaning set forth for such terms in the Indenture (as defined below).

         Initial Interest Rate: 6 1/4% per annum.

         Interest Payment Dates: May 15 and November 15, or if any such day is not a Business Day, on the next succeeding Business Day, commencing May 15, 2004.

         Regular Record Dates: May 1 and November 1.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

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         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                  STATE AUTO FINANCIAL CORPORATION

                                       By: _____________________________________
                                           Name:
                                           Title:

Trustee's Certificate of Authentication

This is one of the 6 1/4% Senior Notes due 2013 described in the Indenture referred to in this Note.

FIFTH THIRD BANK, as Trustee

By:
   _______________________________
    Authorized Signatory

Date:

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                             (REVERSE SIDE OF NOTE)

                        STATE AUTO FINANCIAL CORPORATION

                    6 1/4% Senior Note Due November 15, 2013

1.       Principal and Interest.

         The Company promises to pay the principal of this Note on November 15, 2013.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6 1/4% per annum (subject to adjustment as provided below).

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1st or November 1st immediately preceding the interest payment date) on each Interest Payment Date, or if any such day is not a Business Day, on the next succeeding Business Day, commencing May 15, 2004.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate of 6 1/4% per annum. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.       Indenture.

         This is one of the Notes issued under an Indenture dated as of November 13, 2003 (as amended from time to time, the "Indenture"), between the Company and First Third Bank, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are senior obligations of the Company, rank equal in right of payment with all existing and future senior obligations and rank senior to all subordinated indebtedness of the

Company. The Indenture limits the original aggregate principal amount of the Notes to $100,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is not guaranteed by any of the Subsidiaries of the Company. Accordingly, this Note will be effectively subordinated to all of the existing and future indebtedness of all of the Subsidiaries of the Company.

3.       Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

         This Note is subject to optional redemption as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.       Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any integral thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.       Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

         Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.       Authentication.

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on this Note.

8.       Registration Rights Agreement.

         In the event that (a) the Company has not filed the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or, if applicable, a Shelf Registration Statement (as defined in the Registration Rights Agreement) on or prior to the applicable filing deadline; (b) the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement is not effective on or prior to the applicable effectiveness deadline;
(c) the exchange offer is not completed within 225 days after the Issue Date; or
(d) any registration statement required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective or usable in certain circumstances (any such event referred to in clauses (a) - (d) above, a "Registration Default"), then the Company will pay additional interest in cash in an amount equal to 0.25% per annum of the aggregate principal amount of this Note for the period from the occurrence of a Registration Default until such time as no Registration Default is in effect, which rate will increase by an additional 0.25% per annum for each subsequent 90-day period during which such registration default continues, up to a maximum of 1.00% per annum ("Additional Interest"). Any amounts of Additional Interest will be payable in cash on the interest payment dates for this Note.

9.       Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________
________________________________________________________________________________
 Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

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Date: ___________________                   ____________________________________
                                            Seller

                                            By: ________________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:_______________________

                               SIGNATURE GUARANTEE

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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                         SCHEDULE OF EXCHANGES OF NOTES

         The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                                             Principal amount of this
                       Amount of decrease in       Amount of increase in       Global Note following
                      principal amount of this    principal amount of this       such decrease (or       Signature of authorized
 Date of Exchange          Global Note                 Global Note                  increase)               officer of Trustee
 ----------------     ------------------------    ------------------------   ------------------------    -----------------------